Exhibit 10.39
VTR GLOBALCOM S.A.
2006 PHANTOM SAR PLAN
     VTR GlobalCom S.A. (the “Company”), a company incorporated under the laws of Chile, hereby establishes the VTR GlobalCom S.A. 2006 Phantom SAR Plan (this “Plan”). The purpose of the Plan is to provide Eligible Persons (as defined herein) with the opportunity to participate in the growth in the value of the common stock of the Company, thereby encouraging the participants to contribute materially to the growth of the Company and providing incentives to attract and retain qualified persons who make such contributions.
     1. Definitions. The terms set forth below have the definitions indicated whenever used in this Plan.
“Affiliate”: With respect to any Person, any other Person Controlling, Controlled by, or under common Control with, such Person.
“Base Value”: The baseline price of a share of Common Stock to be used in calculating the SAR Value of a vested SAR. The Base Value will be determined by the Valuation Committee in its discretion in connection with each award of SARs, subject to adjustment in accordance with this Plan.
“Beneficiary”: The Person or Persons designated by the Grantee in the Grant Agreement, in accordance with Chilean inheritance laws applicable at such time, to receive the amount, if any, that becomes payable under this Plan upon the death of the Grantee. If the Grantee changes or revokes a Beneficiary designation at any time a new designation or notice of revocation with the Committee shall be filed. No notice to, or consent by, any Beneficiary will be required to effect any change or revocation of designation. If a Grantee does not designate a Beneficiary, the Grantee’s Beneficiary will be deemed to be the one determined by Chilean inheritance laws.
“Board”: The Board of Directors of the Company.
“Business Day”: Each day that is not a Saturday, Sunday or other day on which banking institutions in Santiago, Chile are authorized or required by law to close.
“Cause”: The meaning ascribed thereto in the Grantee’s Grant Agreement or in the absence thereof, in the Grantee’s employment agreement with the Company or a Participating Subsidiary. In the absence of such a definition, “Cause” shall include, without limitation, (i) Grantee’s insubordination, dishonesty, incompetence or other misconduct of any kind in the course of Grantee’s employment, (ii) conduct involving moral turpitude, (iii) Grantee’s refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity, (iv) violation by Grantee of any provision of Grantee’s employment agreement with the Company or a Participating Subsidiary or (v) violation by Grantee of any provision applicable to Grantee of any code of conduct, code of ethics, employment policies, employee handbook or other published policy (whether disseminated in writing or via a website or other publication) of the Company or any Affiliate of the Company, as in effect from time to time. Determination of the existence of Cause shall be subject to the Committee’s discretion and any such determination shall be final, binding and conclusive. Notwithstanding the above, if evidence of Cause is acquired after any termination of employment that originally was not for Cause, the termination may, in the discretion of the Committee, be treated as a termination for Cause for purposes of this Plan.
“Change in Control”: With respect to the Company, the acquisition directly or indirectly by any person (within the meaning of Section 13(d) of the Exchange Act) (other than LGI, any Affiliate of LGI, any employee stock ownership plan or other employee benefit plan of the Company, LGI or any Affiliate of LGI, any Control Person or any combination of one or more of the foregoing) during any period of 12 consecutive months of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of the Company representing in the aggregate more than 50% of the total voting power of all Voting Equity of the Company. The calculation of whether an acquisition is of more than 50% of the total voting power of all Voting Equity of the Company will be determined on a fully diluted basis as of the date immediately prior to the date of the acquisition in question (or, if there is more than one acquisition during such twelve-month period, the determination date will be the date immediately prior to the date of the last such acquisition in question). No change in ownership or control of LGI shall constitute a Change in Control of the Company.
“Committee”: A committee consisting of two or more persons appointed from time to time by the Valuation Committee to administer the Plan. The Committee will initially be comprised of the President of LGI, the Senior Vice President, Global Human Resources, of LGI, and the President of LGI’s Latin America division.
“Common Stock”: The common stock of the Company.
“Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.
“Control Person”: Each of (i) the Chairman of the LGI Board; (ii) the President of LGI; (iii) each of the directors of LGI; and (iv) the respective family members, estates and heirs of each of the Persons referred to in clauses (i) through (iii) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. “Family members” for this purpose means the parents, descendants, stepchildren, step grandchildren, nieces and nephews, and spouses of the specified Person. Beneficial ownership for purposes of the foregoing shall be determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act and any successor regulation, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has or acquires the right to acquire, whether such right is exercisable immediately or after the passage of time.
“Corporate Transaction”: Any of the following transactions to which the Company is a party: (i) a merger or consolidation of the Company, or binding share exchange, pursuant to which the issued and outstanding Common Stock would be changed or converted into or exchanged for cash, securities or other property of another Person (the “Purchaser”); (ii) a sale or other conveyance of all or substantially all of the assets of the Company in one transaction or a series of related transactions (other than to a Person or Persons that, after giving effect thereto, are consolidated with the Company for financial reporting purposes); or (iii) the liquidation or dissolution of the Company.
“Eligible Persons”: An employee of the Company or any Participating Subsidiary that occupies the positions of CEO, Vice President, or Manager (gerente), whose judgment, initiative and efforts have been determined to be important to the Company or such Participating Subsidiary for the management and growth of its business. Notwithstanding the foregoing, no such employee who participates in any other bonus or incentive plan of LGI or any other Subsidiary of LGI shall be an Eligible Person.
“Enterprise Value” means Net Company Value plus Net Financial Debt.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Grant Agreement”: The Agreement to be entered into by each Eligible Person who is granted SARs under this Plan. The basic form of such Grant Agreement is attached as Exhibit A, but nothing shall prohibit the Committee from using any form of Grant Agreement determined acceptable to the Committee for grants to any Eligible Person without regard to the terms of this basic form of Grant Agreement.
“Grant Date”: The date, as determined by the Committee, as of which SARs are granted to an Eligible Person, which date shall be set forth in the applicable Grant Agreement.
“Grantee”: An Eligible Person who is granted a SAR under this Plan.
“LGI”: Liberty Global, Inc. and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; provided that if a Transferee Parent becomes the beneficial owner of all or substantially all of the equity securities of the Company then beneficially owned by LGI as to which LGI has dispositive power, the term “LGI” shall mean such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.
“LGI Board”: The board of directors of LGI.
“Net Company Value”: As defined in Section 6(a).
“Net Financial Debt” means, as of any date of determination and with respect to the Company, on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all obligations with respect to capital leases, (f) without duplication, all guarantees with respect to outstanding indebtedness of the types specified in clauses (a) through (e) above of persons other than the Company and its Subsidiaries, and (g) all indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or any of its Subsidiaries is a general partner or joint venturer, unless such indebtedness is expressly made non-recourse to the Company and its Subsidiaries, less the sum of all cash and cash equivalents on hand as of any date of determination.
“Operating Cash Flow” means, as of any date of determination and with respect to the Company, on a consolidated basis, revenue calculated in accordance with US GAAP less operating, selling, general and administrative expenses calculated in accordance with US GAAP, excluding the following: (i) depreciation; (ii) amortization; (iii) compensation charges or credits related to SARs; (iv) impairment charges; (v) restructuring charges; and (vi) other non-cash charges or credits.
“Participating Subsidiary”: VTR Ingeniería S.A. and any other Subsidiary of the Company that the Committee designates as a Participating Subsidiary.
“Per Share Value”: The applicable of the following: (i) if the Company is Publicly Traded, the last reported sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) of a share of Common Stock on the Santiago Stock Exchange (Bolsa de Comercio de Santiago) (or on the principal securities exchange on which the Common Stock is listed) on the date the determination is to be made or, if such day is not a trading day, the last trading day prior to the date of determination on which prices for the Common Stock are quoted or reported, or (ii) if the Company is not Publicly Traded, as defined in Section 6(a). For purposes of clause (i), the date the determination is to be made with respect to any exercise of SARs shall be the applicable of the date written notice of exercise and all other required documentation are received by the Company or the date the Grantee is deemed to have elected to exercise such SARs pursuant to Section 8(a).
“Person”: Any human being or any corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.
“Publicly Traded”: The listing or trading of the Common Stock on the Santiago Stock Exchange (Bolsa de Comercio de Santiago) or a stock exchange authorized to operate in Chile.
“Purchaser”: As defined in the definition of “Corporate Transaction”.
“SAR”: A phantom stock appreciation right awarded pursuant to this Plan with respect to a share of Common Stock.
“SAR Expiration Date”: The date on which a SAR shall expire, which shall be the earlier of (i) the 180th day following the final vesting date for such SAR and (ii) July 1, 2010.

“SAR Value”: With respect to any SAR as of any relevant date of determination, the positive difference, if any, obtained by deducting the Base Value of such SAR from the Per Share Value.
“Subsidiary” means, with respect to any Person, any present or future corporation, sociedad anónima, sociedad de responsabilidad limitada, or other business entity that is Controlled by such Person and in which such Person owns, directly or indirectly, more than 50% of the voting, capital or profits interest. An entity shall be deemed a Subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership and Control relationship is maintained.
“Tax Law” means Decree Law 824 of 1974, which contains the Income Tax Law of Chile, as amended.
“Termination of Employment”: The termination of a Grantee’s employment with the Company and its Participating Subsidiaries for any legal reason.
“Transferee Parent”: In the event of any transaction or series of related transactions involving the direct or indirect transfer (or relinquishment of control) by LGI of a Person or Persons (a “Transferred Person”) that hold equity securities of the Company beneficially owned by LGI, such Transferred Person or its successor in such transaction or any ultimate parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) of such Transferred Person or its successor if immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person, successor or ultimate parent entity are beneficially owned by any combination of LGI, Persons who prior to such transaction were beneficial owners of a majority of, or a majority of the voting power of, the outstanding voting securities of LGI (or of any publicly traded class or series of voting securities of LGI designed to track the economic performance of a specified group of assets or businesses) or Persons who are Control Persons.
“US GAAP” means accounting principles generally accepted in the United States of America as set forth in the opinions and pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Securities and Exchange Commission and other accounting principles as may be promulgated and generally accepted by a significant segment of the accounting profession in the United States of America, that are applicable to the circumstances as of the date of determination, consistently applied.
“Valuation Committee”: The Compensation Committee of the LGI Board for so long as the Company is not Publicly Traded and LGI directly or indirectly controls the Company, and, thereafter, a committee of two or more Persons appointed by the Board.
“Valuation Date”: As defined in Section 6(a).
“Valuation Report”: As defined in Section 6(a).

“Vesting Commencement Date”: The Grant Date for a SAR unless otherwise provided in the Grant Agreement for such SAR.
“Voting Equity”: With respect to any Person, the capital stock or other ownership interests in such Person having general voting power under ordinary circumstances to elect directors (or similar officials) of such Person, but will not include any capital stock or other ownership interest that has or would have such voting power solely by reason of the happening of any contingency.
“Window Period”: The 60-day period beginning on the date the Valuation Report is delivered or made available to Grantees.
     2. Administration.
          (a) Committee. This Plan shall be administered and interpreted by the Committee; however, the Valuation Committee shall have the sole authority and power to determine the Base Value, the Net Company Value and the Per Share Value. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that a subcommittee administers this Plan, references in this Plan to the “Committee” shall be deemed to refer to such subcommittee to the extent of the authority delegated and exercised by such subcommittee.
          (b) Committee and Valuation Committee Authority. The Committee shall have the authority to (i) determine the Eligible Persons to whom SARs shall be granted; (ii) determine the size and the terms, conditions and limitations of the SARs granted; (iii) determine the time when the SARs will be granted and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously granted SAR; and (v) deal with any other matters arising under this Plan, in each case subject to the express provisions of this Plan and any express directive of the Valuation Committee. The Valuation Committee shall have the sole authority to determine the Base Value, the Net Company Value and the Per Share Value, in each case subject to the express provisions of the Plan.
          (c) Committee and Valuation Committee Determinations. Subject to Section 2(b) above, the Committee shall have full power and authority to administer and interpret this Plan, to make factual determinations and to adopt, amend or rescind such rules, regulations, agreements, and instruments for implementing this Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The interpretations of this Plan and all determinations made by the Committee or the Valuation Committee, including determinations of value made by the Valuation Committee, shall be final, conclusive, and binding on all Persons having any interest in this Plan or in any SARs granted hereunder. All powers of the Committee and the Valuation Committee shall be executed in their sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of this Plan. No member of the Committee or the Valuation Committee shall be liable for damages caused for any determination made in good faith.

     3. Selection for Participation. The Committee shall select the Eligible Persons to be granted SARs in such manner and in accordance with such criteria as the Committee determines. No member of the Committee while serving as such shall be eligible to receive a grant of SARs. No Eligible Person will have any right to receive any SARs in any year, irrespective of the grant of any SARs to such Person in any past or succeeding year or the grant of any SARs to any other Person in such year or any other year.
     4. Grants. All SARs shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in the Grant Agreement. Each grant of SARs to an Eligible Person will be made pursuant to a Grant Agreement executed by the Grantee and the Company, which Grant Agreement will specify the number of SARs granted to such Grantee, the Grant Date, the Base Value, the SAR Expiration Date, and such other information as the Committee may prescribe. All grants of SARs shall be conditional upon the Grantee’s acknowledgment, by execution or acceptance of the Grant Agreement, that all decisions and determinations of the Committee shall be final, binding and conclusive on the Grantee, his or her Beneficiaries and any other Person having or claiming an interest under such SAR. Only SARs granted pursuant to a duly executed and approved Grant Agreement the form of which has been approved by the Committee will be considered validly granted under this Plan. SARs granted under this Plan need not be uniform as among the Grantees. The Committee may grant SARs under this Plan only while the Company is not Publicly Traded.
     5. Authorization; Adjustment.
          (a) Number of SARs Authorized. Subject to adjustment as described below, the maximum aggregate number of shares of Common Stock with respect to which SARs may be granted pursuant to this Plan shall be 1,000,000. The shares of Common Stock subject to any SAR under this Plan that terminates, expires, or is canceled, forfeited, exchanged, or surrendered, in each case without having been exercised or deemed exercised, shall again be available for purposes of this Plan.
          (b) Adjustments. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines in its sole discretion that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other corporate event (including mergers, consolidations, binding share exchanges, initial public offerings or Corporate Transactions) affects the Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Plan without enlargement or dilution, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of shares of stock with respect to which SARS may thereafter be granted pursuant to this Plan, (ii) the number of outstanding SARs and/or kind of shares of stock subject to outstanding SARs, (iii) the Base Value of any outstanding SARs and (iv) the terms of this Plan relating to the valuation of a SAR; provided, however, that any fractional shares or SARs resulting from such adjustment shall be eliminated. The Committee may make any such adjustment for all Grantees and all SARs or the Committee, in its discretion, may make such adjustments only for such Grantees or such SARs as it deems appropriate. Adjustments determined by the Committee, if any, shall be final, binding, and conclusive.
     6. Valuation. Solely for purposes of this Plan, if the Company is not Publicly Traded the Per Share Value shall be determined as follows:
          (a) Value Determined on Each Valuation Date. The Net Company Value and the Per Share Value shall be determined as of the last day of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2006, and on such other dates as the Valuation Committee may from time to time deem appropriate (each, a “Valuation Date”).
               (i) “Net Company Value” means, subject to the last sentence of this clause (i), the amount that a good faith purchaser would pay a good faith seller in an arm’s length transaction to purchase all of the common equity of the Company, taking into account all of the liabilities and obligations of the Company (including contingent liabilities and obligations with respect to preferred stocks and SAR liability under this Plan). The Company’s liabilities with respect to indebtedness and preferred stock will be valued for this purpose at their respective face, accreted or liquidation values, as applicable, without discount. The Net Company Value will be determined by the Valuation Committee in its sole discretion, taking into account the most recent annual financial results of the Company, relevant applicable valuation parameters for comparable companies in recent transactions and/or other generally accepted valuation methodologies selected by the Valuation Committee in its sole discretion from time to time. For purposes of this Plan, Net Company Value shall not exceed, in any circumstance, the lesser of (A) an amount that would imply a ratio of Enterprise Value to trailing twelve-month Operating Cash Flow in excess of 9:1, and (B) an amount that would imply a ratio of Enterprise Value to trailing twelve-month earnings before interest, taxes, depreciation and amortization (EBITDA) of the Company in excess of the ratio of Enterprise Value (for purpose of this calculation, with all references to “the Company” in such definition and its subordinate definitions being replaced with references to “LGI”) to trailing twelve-month earnings before interest, taxes, depreciation and amortization (EBITDA) of LGI.
               (ii) The Per Share Value as of any Valuation Date means the quotient of the Net Company Value as of the applicable Valuation Date, divided by the aggregate number of issued and outstanding shares (on a fully diluted basis assuming the exercise, exchange or conversion of all outstanding equity securities that would be “in the money” based on the Net Company Value) of the Company’s Common Stock as of the applicable Valuation Date.
               (iii) For purposes of determining the number of fully diluted shares, outstanding SARs that are “in the money” will be treated as options exercisable at the applicable Base Value for the number of shares of Common Stock subject to such “in the money” SARs. In determining the SAR Value of a SAR that is exercised or deemed exercised after the applicable Valuation Date, the Committee shall in all events have the discretion to make such adjustments to the Per Share Value as the Committee deems appropriate to take into account changes or events occurring after such Valuation Date that the Committee believes would affect the determination of Net Company Value as of such date of exercise or deemed exercise and/or to reflect any adjustment to the SARs made pursuant to Section 5(b).
               (iv) The Net Company Value and Per Share Value approved by the Valuation Committee shall be set forth in a written report (the “Valuation Report”), a copy of which shall be delivered to the holders of outstanding SARs within 120 days after the relevant Valuation Date.
          (b) Determination Conclusive. The determination of Net Company Value and Per Share Value, as determined by the Valuation Committee, shall be final, binding and conclusive and shall remain in effect until such time as the Valuation Committee adopts a subsequent determination of Net Company Value or Per Share Value in accordance with this Section.
     7. Vesting/Cancellation.
          (a) General. Except as otherwise provided in this Section 7, a Grantee’s interest in SARs granted under this Plan is nonvested and forfeitable at all times.
          (b) Vesting Prior to Termination of Employment. Unless otherwise provided in the applicable Grant Agreement and subject to the following provisions of this Section 7, SARs granted to a Grantee shall vest in semi-annual installments of 12.50% of the original number of shares subject to such SAR on the same date of the month as the Vesting Commencement Date in each sixth calendar month following the Vesting Commencement Date until vested in full on the fourth anniversary of the Vesting Commencement Date. If with respect to any month there is no date corresponding to the Vesting Commencement Date, then the applicable installment will vest on the last day of such calendar month. By way of example, if the Vesting Commencement Date for a SAR is December 31, 2005, then 12.50% of the original number of shares subject to such SAR shall vest on each June 30 and December 31, commencing June 30, 2006. If the vesting formula results in a fractional share, the vested increment shall be rounded down to the next whole share. The Grantee must be employed by the Company or a Participating Subsidiary on the applicable semi-annual vesting date in order to receive vesting credit for the preceding six-month period.
          (c) Termination of Employment. If a Grantee experiences a Termination of Employment for any reason other than the Grantee’s death, then unless otherwise determined by the Committee or provided in the Grant Agreement, vesting of any SARs held by such Grantee on the date of Termination of Employment will cease. Unless the Committee otherwise determines or the Grant Agreement otherwise provides, a change of a Grantee’s employment from the Company to a Participating Subsidiary or from a Participating Subsidiary to the Company or another Participating Subsidiary will not be considered a Termination of Employment as defined above if such change of employment is made at the request or with the express consent of the Company. Unless the Committee otherwise determines, however, any such change of employment that is not made at the request or with the express consent of the Company will be considered as a Termination of Employment as defined above. The Committee, in its discretion, may determine whether any given leave of absence constitutes a Termination of Employment.

          (d) Acceleration of Vesting. The Committee may at any time in its discretion accelerate the time or times at which SARs may vest. The Committee may exercise such discretion on a Grantee by Grantee basis and the results need not be identical.
          (e) Death. If Termination of Employment occurs as a result of a Grantee’s death, then unless otherwise provided in the Grant Agreement, any SARs held by such Grantee on the date of Termination of Employment will vest in full as of the date of such Termination of Employment.
          (f) Effect of Change in Control or Corporate Transaction Upon Vesting. In the event of a Change in Control or Corporate Transaction, the LGI Board (or, if immediately prior to the occurrence of such Corporate Transaction LGI does not Control the Company, the Board) will determine, in its sole discretion, whether the Change in Control or Corporate Transaction will result in accelerated vesting in whole or in part of any then outstanding SARs.
          (g) Cancellation.
               (i) In the event of a Termination of Employment for any reason other than death, unless otherwise determined by the Committee or provided in the applicable Grant Agreement, any unvested SARs held by the Grantee on the date of Termination of Employment will thereupon be canceled, such Grantee will have no further right or interest under this Plan with respect to such canceled SARs, and the Company and its Subsidiaries will have no further obligation with respect thereto.
               (ii) In the event of a Termination of Employment for Cause, all SARs held by such Grantee, whether vested or unvested, will be immediately canceled, such Grantee will have no further right or interest under this Plan with respect to such canceled SARs, and the Company and its Subsidiaries will have no further obligation with respect thereto.
               (iii) In the event of a Termination of Employment for any reason other than death within six months after the Grant Date for any SARs, all SARs held by such Grantee that were granted on such Grant Date, whether vested or unvested, will be immediately canceled, such Grantee will have no further right or interest under this Plan with respect to such canceled SARs, and the Company and its Subsidiaries will have no further obligation with respect thereto.
     8. Exercise and Payment of SARs.
          (a) Exercise. Except as otherwise provided in this Section 8, and subject to any contrary provision of the applicable Grant Agreement, a Grantee’s vested SARs may be exercised or will be deemed exercised for their SAR Value as follows:
               (i) Prior to Termination of Employment, a Grantee may elect to exercise all or a portion of his vested SARs by delivering a written notice to the Company in such form as shall be reasonably acceptable to the Committee, containing such representations and warranties as the Committee may require and designating the number of SARs to be exercised, together with any other documentation that the Committee reasonably may require. For so long as the Company is not Publicly Traded, such exercise may be made only during the

Window Period. The date the applicable SARs are exercised will be the date the Company receives such written notice of exercise and other required documentation.
                (ii) Upon Termination of Employment for any reason while the Company is not Publicly Traded, such Grantee will be deemed to have elected to exercise all of his vested SARs held on the date of such Termination of Employment, other than SARs to be canceled pursuant to Section 7. If such Termination of Employment occurs in the first six months of the calendar year, the SAR Value will be determined utilizing the Per Share Value as of the Valuation Date coincident with or immediately preceding the date of such Termination of Employment. If such Termination of Employment occurs in the last six months of the calendar year, the SAR Value will be determined utilizing the Per Share Value as of the Valuation Date coincident with or immediately following the date of such Termination of Employment.
                (iii) Upon Termination of Employment for any reason at a time when the Company is Publicly Traded, the vested SARs held by such Grantee on the date of such Termination of Employment, other than SARs to be canceled pursuant to Section 7, shall be exercisable for the applicable of the following periods:
                     (x) If Termination of Employment is a result of death, one year following such death;
                     (y) If Termination of Employment is for any other reason, 90 days following such Termination of Employment.
                (iv) In the event of a Corporate Transaction within the meaning of clause (i) of the definition of such term or within the meaning of clause (ii) of such term if the sale or conveyance is to LGI or an Affiliate of LGI, the then outstanding SARs may be assumed by, or replaced with substantially equivalent stock appreciation rights or other equivalent rights by, the Purchaser, LGI or such Affiliate of LGI, as applicable (a “SAR Exchange”), with such adjustments as the Committee, in its sole discretion, deems appropriate, taking into account, to the extent applicable, the kind and amount of cash, securities or other property into or for which the Common Stock may be changed, converted or exchanged in connection with such Corporate Transaction. In the event that the applicable Person does not undertake, or enter into a binding agreement to undertake, a SAR Exchange or in the event of any other Corporate Transaction, immediately prior to the effective date of the Corporate Transaction, each Grantee will be deemed to have elected to exercise all vested SARs then held by him in full. For purposes of determining the SAR Value of the SARs so deemed exercised, the Valuation Committee shall make such adjustments to the Per Share Value reflected in the most recent Valuation Report preceding such Corporate Transaction as it deems appropriate to take into account the value implied by the consideration to be paid to the holders of Common Stock in connection with such Corporate Transaction (or, in the case of a Corporate Transaction within the meaning of clause (ii) of the definition of such term, that would be paid if the Company were dissolved following such Corporate Transaction).
                (v) In the event of a Change in Control other than in connection with a Corporate Transaction, the LGI Board (or, if immediately prior to the occurrence of such Change in Control LGI does not Control the Company, the Board) will determine, in its sole discretion, whether the then outstanding and vested SARs will be deemed exercised in full in connection with such Change in Control.
               (vi) Notwithstanding the foregoing provisions of this Section 8(a), the Committee, in its sole discretion, (x) may suspend all exercises of SARs at any time and for any period by providing at least five days’ notice to Grantees holding outstanding SARs or (y) may allow vested SARs to be exercised in whole or in part by any or all Grantees at any time without regard to a Window Period.
               (vii) On the SAR Expiration Date for any vested SARs, the Grantee will be deemed to have elected to exercise all of such vested SARs for the SAR Value determined as of the Valuation Date immediately preceding such SAR Expiration Date.
          (b) Time of Payment. Subject to Section 9 and to the withholding referred to in Section 10, the Company shall make payment of the SAR Value of an exercised SAR on or before the twentieth Business Day following the later of:
               (i) the date the applicable SAR is exercised or the date the Grantee is deemed to have exercised such SAR; or
               (ii) if applicable, the last day of the calendar month in which the Valuation Report setting forth the Per Share Value to be used in determining the SAR Value with respect to such exercised SAR is delivered or made available to Grantees.
          (c) Form of Payment. At the discretion of the Committee, payment of the SAR Value of exercised SARs may be made in one or any combination of the following forms:
               (i) cash; or
               (ii) if the Company is then Publicly Traded, whole shares of Common Stock of the Company.
               For purposes of determining the number of shares of Common Stock to be delivered under this Section, such shares will be deemed to have the same Per Share Value used in determining the SAR Value of such SARs and cash will be paid in lieu of any fractional share.
          (d) Death, Incapacity. Payment of the SAR Value of a deceased Grantee’s exercised or deemed exercised SARs will be made to the Grantee’s Beneficiary and such payment will be made only after the receipt by the Company of documentation satisfactory to the Company (e.g., death certificate) evidencing such death and the legal right of the Beneficiary (e.g. actual possession, posesión efectiva). If the Committee determines that any Person to whom any payment is to be made under this Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due will be paid to the duly appointed guardian or other legal representative of such Person after the receipt by the Company of documentation satisfactory to the Company evidencing such legal status.
     9. Deferral of Payment. The SAR Value of each exercised or deemed exercised SAR shall be payable as set forth in this Plan; provided, however, that in no event shall the

Company be obligated to make payment thereunder if and for so long as the making of such payment (alone or together with other such payments) would cause the Company to be in breach, violation or default under any loan agreement, purchase agreement, or the like or if such payment would adversely impact the Company’s liquidity needs, as determined by the Committee. In such case, the Committee may defer the Company’s payment obligation under such Grant Agreement accordingly, with such deferred payment to be credited with such interest or earnings equivalent, if any, as the Committee may determine. In the event that the Company defers payment of any exercised SAR, the Committee shall notify the Grantee in writing of the Company’s intended payment schedule as soon as reasonably practicable following the exercise date. The Company shall make payment under this paragraph for each duly exercised SAR whether or not the Grantee remains an Eligible Person following the exercise date.
     10. Withholding. All SARs under this Plan shall be subject to any applicable withholding requirements according to the laws of the Republic of Chile, including taxes provided for in the Tax Law, social securities and health contributions. The Company or its Participating Subsidiary, if applicable, shall deduct and withhold such amounts from all payments to be made upon the exercise or deemed exercise of SARs granted hereunder or from the Grantee’s wages or other compensation and, to the extent that the Company or its Participating Subsidiary, as applicable, is not able to do so, may require that the Grantee or other Person receiving payment or exercising SARs pay any such amounts to the Company or its Participating Subsidiary that the Company or its Participating Subsidiary is required to withhold.
     11. Nontransferability of SARs. Only the Grantee may exercise rights under a SAR during the Grantee’s lifetime. A Grantee may not transfer, convey, assign, pledge, encumber or otherwise alienate his SARs, or any right, title or interest therein, voluntarily or involuntarily, except by designation of a Beneficiary under the applicable Grant Agreement or by will or by the laws of descent and distribution. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the SAR under the Grantee’s will or under the applicable laws of descent and distribution.
     12. Amendment and Termination of this Plan.
          (a) Amendment or Termination. The Board may amend or terminate this Plan at any time. Notwithstanding the preceding sentence, this Plan shall terminate on July 1, 2010, and no SARs may be granted after such date.
          (b) Termination and Amendment of Outstanding SARs. The Committee may amend the Grant Agreement with respect to any outstanding SAR at any time; provided that such amendment is consistent with the terms of this Plan. A termination or amendment of this Plan that occurs after a SAR is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee so determines. The termination of this Plan shall not impair the power and authority of the Committee with respect to an outstanding SAR. Whether or not this Plan has terminated, the Committee in its sole discretion may settle for cash or stock any or all outstanding SARs at any time.
          (c) Governing Document. This Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend this Plan in any manner. This Plan shall be binding upon and inure to the benefit of the Company, its successors, the Grantees and the Beneficiaries.
     13. Funding of this Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts relating to any SARs under this Plan.
     14. Rights of Participants. Nothing in this Plan shall entitle any Eligible Person or other Person to any claim or right to be granted a SAR under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to continued employment or shall restrict or otherwise interfere in any way with the Company’s discretion with respect to the termination of any individual’s employment with or services to the Company or its Subsidiaries according to the applicable labor laws. Neither the existence of this Plan nor the grant or holding of any SARs will result in any Eligible Person, Grantee or Beneficiary being considered a stockholder of the Company or to have or possess any of the rights of a stockholder of the Company or any right to acquire any Common Stock of the Company.
     15. Other Employee Benefits. The amount of compensation received or deemed to be received by a Grantee as a result of exercise of a SAR shall not constitute earnings or compensation with respect to which any other employee benefits are determined, including under any pension, profit sharing, life insurance, salary continuation plan or severance plan.
     16. Miscellaneous.
          (a) Compliance with Law. This Plan, the exercise of SARs, and the obligations of the Company under SARs shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any SAR if it is contrary to law or modify a SAR to bring it into compliance with any applicable government regulation. The Committee also may adopt rules regarding the withholding of taxes and other amounts on payments to Grantees.
          (b) Governing Law. The validity, construction, interpretation, and effect of this Plan and Grant Agreements entered into pursuant to this Plan shall be governed and construed by and determined in accordance with the laws of Chile.
          (c) Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

          (d) Interpretation. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Plan. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (or any variations) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day, unless otherwise indicated. References to laws or regulations are to them as they may be amended from time to time. All calculations of amounts payable and all amounts paid pursuant to the Plan and the applicable Grant Agreement shall be in Chilean pesos.
***END OF PLAN***